SLM Student Loan Trust 2001-1 Quarterly Servicing Report

Collection Period 04/01/2005 - 06/30/2005 Distribution Date 07/25/2005

Indenture Trustee: Deutsche Bank

I. Deal Parameters

A	Student Loan Portfolio Characteristics		03/08/2001	03/31/2005	06/30/2005

	Principal Balance		$1,492,831,995.11	$395,752,796.52	$343,460,911.99
	Interest to be Capitalized Balance		8,911,897.13	2,092,615.66	1,666,644.31

	Pool Balance		$1,501,743,892.24	$397,845,412.18	$345,127,556.30
	Specified Reserve Account Balance		3,754,360.00	- N/A -	- N/A -

	Adjusted Pool (1)		$1,505,498,252.24	$397,845,412.18	$345,127,556.30

	Weighted Average Coupon (WAC)		8.29%	3.65%	3.66%
	Weighted Average Remaining Term		113.28	93.71	92.35
	Number of Loans		415,358	146,164	131,203
	Number of Borrowers		168,546	65,087	59,033

	Since Issued CPR			19.34%	20.98%

(1)	The Specified Reserve Account balance is included in the Adjusted Pool until the Pool Balance is less than 40% of the original pool.

B	Debt Securities	Cusip/Isin	04/25/2005		07/25/2005

	A1	78442GCM6	$—		$—
	A2	78442GCP9	$344,285,412.18		$291,567,556.30
	B	78442GCR5	$53,560,000.00		$53,560,000.00

C	Account Balances		04/25/2005		07/25/2005

	Reserve Account Balance		$1,501,744.00		$1,501,744.00

D	Asset/Liability		04/25/2005		07/25/2005

	Adjusted Pool Balance		$397,845,412.18		$345,127,556.30
	Total Notes		$397,845,412.18		$345,127,556.30
	Difference		$—		$—

	Parity Ratio		1.00000		1.00000

II. Trust Activity 04/01/2005 through 06/30/2005

A	Student Loan Principal Receipts
	Borrower Principal	10,978,598.81
	Guarantor Principal	4,389,570.64
	Consolidation Activity Principal	38,388,859.83
	Seller Principal Reimbursement	4,249.45
	Servicer Principal Reimbursement	448.14
	Rejected Claim Repurchased Principal	13,672.61
	Other Principal Deposits	15,289.93

	Total Principal Receipts	$53,790,689.41

B	Student Loan Interest Receipts
	Borrower Interest	1,383,626.60
	Guarantor Interest	181,826.00
	Consolidation Activity Interest	257,083.04
	Special Allowance Payments	1,826,136.06
	Interest Subsidy Payments	387,537.76
	Seller Interest Reimbursement	2,167.01
	Servicer Interest Reimbursement	26,479.19
	Rejected Claim Repurchased Interest	1,179.68
	Other Interest Deposits	200,748.34

	Total Interest Receipts	$4,266,783.68

C	Interest Rate Swap Proceeds	$—

D	Investment Income	$290,405.80

E	Funds Borrowed from Next Collection Period	$—

F	Funds Repaid from Prior Collection Period	$—

G	Loan Sale or Purchase Proceeds	$—

H	Initial Deposits to Collection Account	$—

I	Other Deposits	$231,515.28
	Less: Funds Previously Remitted:
	Servicing Fees	$(581,577.58)
	Consolidation Loan Rebate Fees	$—

	Total Funds Previously Remitted	$(581,577.58)

J	AVAILABLE FUNDS	$57,997,816.59

K	Non-Cash Principal Activity During Collection Period	$(1,498,804.88)

L	Non-Reimbursable Losses During Collection Period	$487.38

M	Aggregate Purchased Amounts by the Depositor, Servicer or Seller	$25,813.79

N	Aggregate Loan Substitutions	$—

Trust 2001-1 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

III. 2001-1 Portfolio Characteristics

		06/30/2005				03/31/2005
		WAC	# Loans	Principal	% of Principal	WAC	# Loans	Principal	% of Principal
INTERIM:	IN SCHOOL	3.69%	801	$2,556,766.71	0.744%	3.65%	1,320	$4,383,294.83	1.108%

	GRACE	3.66%	443	$1,486,755.81	0.433%	3.73%	273	$884,700.34	0.224%

	DEFERMENT	3.23%	18,444	$56,118,684.01	16.339%	3.22%	22,439	$68,955,366.22	17.424%

REPAYMENT:	CURRENT	3.72%	78,890	$175,115,066.04	50.985%	3.72%	86,013	$198,357,893.80	50.122%

	31-60 DAYS DELINQUENT	3.81%	5,217	$14,442,411.27	4.205%	3.78%	5,248	$15,436,578.49	3.901%

	61-90 DAYS DELINQUENT	3.84%	2,851	$8,663,454.27	2.522%	3.78%	3,207	$9,986,407.26	2.523%

	91-120 DAYS DELINQUENT	3.75%	1,959	$5,761,877.83	1.678%	3.75%	1,957	$6,441,763.30	1.628%

	> 120 DAYS DELINQUENT	3.76%	6,314	$19,765,881.53	5.755%	3.78%	6,568	$20,817,681.88	5.260%

	FORBEARANCE	3.76%	15,461	$57,087,970.04	16.621%	3.76%	18,047	$67,303,361.51	17.006%

	CLAIMS IN PROCESS	3.91%	819	$2,453,257.53	0.714%	3.87%	1,086	$3,166,690.45	0.800%

	AGED CLAIMS REJECTED	5.10%	4	$8,786.95	0.003%	4.60%	6	$19,058.44	0.005%

TOTAL			131,203	$343,460,911.99	100.00%		146,164	$395,752,796.52	100.00%

*	Percentages may not total 100% due to rounding

Trust 2001-1 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

IV. 2001-1 Portfolio Characteristics (cont’d)

	06/30/2005	03/31/2005
Pool Balance	$345,127,556.30	$397,845,412.18
Total # Loans	131,203	146,164
Total # Borrowers	59,033	65,087
Weighted Average Coupon	3.66%	3.65%
Weighted Average Remaining Term	92.35	93.71
Non-Reimbursable Losses	$487.38	$3,506.90
Cumulative Non-Reimbursable Losses	$1,440,856.36	$1,440,368.98
Since Issued CPR	20.98%	19.34%
Loan Substitutions	$—	$—
Cumulative Loan Substitutions	$—	$—
Rejected Claim Repurchases	$14,852.29	$5,109.43
Cumulative Rejected Claim Repurchases	$448,647.70	$433,795.41
Cumulative Claims Filed	$61,079,912.86	$56,885,942.23
Unpaid Primary Servicing Fees	$—	$—
Unpaid Administration Fees	$—	$—
Unpaid Carryover Servicing Fees	$—	$—
Note Principal Shortfall	$—	$—
Note Interest Shortfall	$—	$—
Unpaid Interest Carryover	$—	$—
Borrower Interest Accrued	$2,794,154.34	$3,122,941.86
Interest Subsidy Payments Accrued	$349,193.27	$389,127.14
Special Allowance Payments Accrued	$1,915,963.37	$1,822,497.86

Trust 2001-1 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

V. 2001-1 Portfolio Statistics by School and Program

A	LOAN TYPE	WAC	# LOANS	$ AMOUNT	% *

	- GSL - Subsidized	3.67%	88,212	$208,542,768.19	60.718%
	- GSL - Unsubsidized	3.49%	38,968	120,566,711.62	35.103%
	- PLUS Loans	4.54%	2,422	9,096,790.83	2.649%
	- SLS Loans	5.44%	1,601	5,254,641.35	1.530%
	- Consolidation Loans	0.00%	0	0.00	0.000%

	Total	3.66%	131,203	$343,460,911.99	100.000%

B	SCHOOL TYPE	WAC	# LOANS	$ AMOUNT	% *

	- Four Year	3.68%	99,466	$281,145,923.61	81.857%
	- Two Year	3.56%	21,887	42,849,171.94	12.476%
	- Technical	3.55%	9,850	19,465,816.44	5.668%
	- Other	0.00%	0	0.00	0.000%

	Total	3.66%	131,203	$343,460,911.99	100.000%

C	Student Loan Rate Calculation

	Borrower Interest Accrued			2,794,154.34
	Interest Subsidy Payments Accrued			$349,193.27
	Special Allowance Payments Accrued			$1,915,963.37
	Investment Income			$290,405.80

	Net Expected Interest Collections			$5,349,716.78
	Accrual Daycount Fraction			0.252777778
	Primary Servicing Fee			$855,617.98
	Admin Fee			$20,000.00
	Swap Fees			$7,542.48
	Pool Balance at Beginning of Collection Pd			$397,845,412.18
	Student Loan Rate			4.44140%

*     Percentages may not total 100% due to rounding.

Trust 2001-1 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

VI. 2001-1 Waterfall for Distributions

			Remaining
		Paid	Funds Balance
Total Available Funds			$57,997,816.59
A	Primary Servicing Fee	$274,040.40	$57,723,776.19
B	Administration Fee	$20,000.00	$57,703,776.19
C	Swap Fees	$7,542.48	$57,696,233.71
D	Class A Noteholders’ Interest Distribution Amount	$2,881,165.19	$54,815,068.52
E	Class B Noteholders’ Interest Distribution Amount	$495,604.56	$54,319,463.96
F	Class A Noteholders’ Principal Distribution Amount	$52,717,855.88	$1,601,608.08
G	Class B Noteholders’ Principal Distribution Amount	$—	$1,601,608.08
H	Reserve Account Reinstatement	$—	$1,601,608.08
I	Swap Payment Reimbursement	$—	$1,601,608.08
J	Carryover Servicing Fee	$—	$1,601,608.08
K	Excess Distribution	$1,601,608.08	$—

Trust 2001-1 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

VII. 2001-1 Distributions

A	Note Distribution Amounts	A2	B

	Cusip/Isin	78442GCP9	78442GCR5
	Beginning Balance	$344,285,412.18	$53,560,000.00
	Index	LIBOR	LIBOR
	Spread/Fixed Rate	0.15%	0.50%
	Record Date	1 NEW YORK BUSINESS DAY	1 NEW YORK BUSINESS DAY
	Accrual Period Begin	4/25/2005	4/25/2005
	Accrual Period End	7/25/2005	7/25/2005
	Daycount Fraction	0.25277778	0.25277778
	Interest Rate	3.31063%	3.66063%
	Accrued Interest Factor	0.008368537	0.009253259
	Current Interest Due	$2,881,165.19	$495,604.56
	Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—
	Total Interest Due	$2,881,165.19	$495,604.56
	Interest Paid	$2,881,165.19	$495,604.56
	Interest Shortfall	$—	$—
	Carryover Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—
	Current Interest Carryover Due	$—	$—
	Interest Carryover Paid	$—	$—
	Unpaid Interest Carryover	$—	$—
	Principal Paid	$52,717,855.88	$—
	Ending Principal Balance	$291,567,556.30	$53,560,000.00
	Paydown Factor	0.096868648	0.000000000
	Ending Balance Factor	0.535753108	1.000000000

Trust 2001-1 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

VII. 2001-1 Distributions (contd)

B	Interest Rate Swaps

		A2	B

	Student Loan Rate	4.44140%	4.44140%
	Interest Rate Excess Over Student Loan Rate	0.00000%	0.00000%

	Swap Counterparty	DEUTSCHE BANK NY	DEUTSCHE BANK NY
	Swap Notional	$172,142,706.09	$26,780,000.00
	Swap Payments Due Trust	$—	$—
	Swap Fee Pay Rate	0.00750%	0.00750%
	Swap Fees Due Counterparty	$3,263.54	$507.70
	Swap Fees Paid Counterparty	$3,263.54	$507.70
	Swap Payment Reimbursement Due Counterparty	$—	$—
	Swap Payment Reimbursement Paid Counterparty	$—	$—

	Swap Counterparty	JP MORGAN CHASE	JP MORGAN CHASE
	Swap Notional	$172,142,706.09	$26,780,000.00
	Swap Payments Due Trust	$—	$—
	Swap Fee Pay Rate	0.00750%	0.00750%
	Swap Fees Due Counterparty	$3,263.54	$507.70
	Swap Fees Paid Counterparty	$3,263.54	$507.70
	Swap Payment Reimbursement Due Counterparty	$—	$—
	Swap Payment Reimbursement Paid Counterparty	$—	$—

Trust 2001-1 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

VIII. 2001-1 Reconciliations

A	Principal Distribution Reconciliation
	Prior Adjusted Pool Balance	$397,845,412.18
	Current Adjusted Pool Balance	$345,127,556.30
	Current Principal Due	$52,717,855.88
	Principal Shortfall from Previous Collection Period	$—
	Principal Distribution Amount	$52,717,855.88

	Principal Paid	$52,717,855.88
	Principal Shortfall	$—

B	Reserve Account Reconciliation
	Beginning Period Balance	$1,501,744.00
	Reserve Funds Utilized	0.00
	Reserve Funds Reinstated	0.00
	Excess Distribution Deposit	1,601,608.08

	Balance Available	$3,103,352.08
	Required Reserve Acct Balance	$1,501,744.00
	Release to Excess Distribution Certificateholder	$1,601,608.08
	Ending Reserve Account Balance	$1,501,744.00

Page 9 of 9	Trust 2001-1 Quarterly Servicing Report: Collection Period 04/01/2005 - 06/30/2005, Distribution Date 07/25/2005